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                                  Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-96329, 33-29872, 2-63615, 2-84164, 33-23495, 33-49836,
33-54777, 33-57267, 333-02835, 333-14929, 333-80127 and 333-61134), (Form S-3
Nos. 33-25036, 33-44395, 33-54775 and 33-64248) and (Form S-4 Nos. 333-22497,
333-22497-01, 333-24379 and 333-24379) of Pacific Century Financial Corporation and subsidiaries of our report dated January 28, 2002, with respect to the consolidated financial statements of Pacific Century Financial Corporation and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2001.

                                          /s/ ERNST & YOUNG LLP


Honolulu, Hawaii
February 28, 2002